UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 17, 2016
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
This amended Current Report on Form 8-K/A amends Item 5.02 of the Current Report on Form 8-K, filed by Nordstrom, Inc. (the “Company”) with the Securities and Exchange Commission on March 1, 2016, relating to compensatory arrangements of the Company’s five Named Executive Officers (the “NEOs”) as set forth in the Company’s proxy statement dated March 26, 2015. As referenced in the original filing, the number of stock options (“Options”) to be awarded to the NEOs was to be determined pursuant to an established formula, but at the time of the filing of the Current Report on Form 8-K not all inputs for that formula were available. For that reason, the number of Options actually awarded was indeterminable. This amended Current Report on Form 8-K/A is being filed to update the prior filing and provide this information.
As previously reported in the Current Report on Form 8-K, filed on March 1, 2016, the Compensation Committee of the Board of Directors of the Company awarded Options, effective February 29, 2016, to the Company’s five NEOs. The number of Options awarded to each of the NEOs is provided in the table below.

Named Executive Officer	2016 Options Awarded
Blake W. Nordstrom Co-President	82,141
Peter E. Nordstrom Co-President	82,141
Erik B. Nordstrom Co-President	82,141
Michael G. Koppel Executive Vice President and Chief Financial Officer	56,975
Kenneth J. Worzel Executive Vice President, Strategy and Development	38,057

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Robert B. Sari
Robert B. Sari
Executive Vice President,
General Counsel and Corporate Secretary

Date: March 23, 2016